EXHIBIT 99.1

News Release

First Solar, Inc. Announces Fourth Quarter and 2011 Financial Results

•	Net sales of $660 million for the fourth quarter and $2.8 billion for 2011

•	GAAP EPS loss of $4.78 in the fourth quarter and $0.46 for 2011

•	Non-GAAP EPS of $1.26 per fully diluted share in the fourth quarter and $6.01 for 2011

•	Cash and Marketable Securities of $788 million

•	Updates 2012 Guidance

TEMPE, Ariz. - Feb. 28, 2012 - First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the fourth quarter and year ended December 31, 2011. Fourth quarter 2011 net sales were $660 million, a decrease of $345 million from the third quarter of 2011, primarily due to the timing of revenue recognition in our systems business and lower volume for module-only sales. Relative to the fourth quarter of 2010, quarterly net sales increased $50 million from $610 million. Net sales for 2011 were $2.8 billion, up about 8% from fiscal year 2010.

Fourth quarter net loss per fully diluted share was $4.78, compared to a net income per fully diluted share of $2.25 in the third quarter of 2011 and $1.80 in the fourth quarter of 2010. The fourth quarter of 2011 was impacted by pre-tax charges of $393 million (reducing EPS by $3.90) associated with a non-cash goodwill impairment for our components business, $164 million (reducing EPS by $1.67) related to warranty and cost in excess of normal warranty expense, and $60 million (reducing EPS by $0.43) related to restructuring activities, as announced in December 2011. Excluding these items, the non-GAAP net income per fully diluted share in the fourth quarter 2011 was $1.26. Net loss per share in 2011 was $0.46, compared to a net income per fully diluted share of $7.68 in 2010. Excluding the fourth-quarter 2011 charges listed above as well as $46.9 million of warranty and cost in excess of normal warranty expensed earlier this year, non-GAAP net income per fully diluted share was $6.01 for 2011. For a reconciliation of these non-GAAP measures to measures presented in accordance with generally accepted accounting principles in the United States (“GAAP”), please see tables below.

Cash and Marketable Securities at the end of the fourth quarter were $788 million, down slightly from $795 million at the end of the third quarter.

First Solar achieved several milestones in 2011:

•
Announced or completed the sale of four of the world's largest solar projects under construction - Agua Caliente, Desert Sunlight, Antelope Valley Solar Ranch One, and Topaz. In January 2012, First Solar energized the first 30 MW block of the Agua Caliente project.

•
Set a world record for the efficiency of solar cells and modules using cadmium telluride (CdTe) semiconductor technology, achieving 17.3 percent and 13.4 percent, respectively, as certified by US Department of Energy's National Renewable Energy Labs (NREL). In January 2012, First Solar eclipsed its own record, reaching 14.4 percent module efficiency using commercial-scale equipment and materials.

•	Increased average module efficiency to 12.2%, up 0.6 percentage points from the fourth quarter of 2010.

•	Reduced average module manufacturing cost to $0.73 per watt, down $0.02 from the fourth quarter of 2010.

•	Added approximately 650 MW AC of new projects to the Company's project pipeline, growing our pipeline to 2.7 GW AC.

•	Exceeded 5 GW of cumulative production, enough to provide clean electricity for approximately 2.5 million homes and displace 3.3 million metric tons of CO2 annually.

“First Solar's performance in the quarter was impacted by an aggressive competitive environment, an uncertain regulatory environment, warranty-related charges, and restructuring costs incurred to help position our business for the future,” said Mike Ahearn, Chairman and interim Chief Executive Officer of First Solar. “Despite these headwinds, we continue to make strides reducing manufacturing costs, increasing module efficiency, and successfully building out our captive project pipeline. These improvements, combined with our recent restructuring and strategic repositioning, enhance our competitive position in a very challenging environment.”

First Solar is updating 2012 guidance as follows:

•	reducing net sales from $3.7-$4.0 billion to $3.5-$3.8 billion;

•	reiterating earnings per fully diluted share of $3.75 to $4.25, excluding any impairment and restructuring charges that we may be taking in 2012; and

•	reducing operating cash flow from $0.9-$1.1 billion to $0.8-$0.9 billion.

First Solar has scheduled a conference call at 4:30 p.m. EST on February 28, 2012 to discuss the fourth quarter results and updated 2012 guidance. Investors may access a live webcast of this conference call by visiting http://investor.firstsolar.com/events.cfm.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until Monday, March 5, 2012 at 11:59 p.m. EST and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 8612954. A replay of the webcast will be available on the Investors section of the company's web site approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About First Solar, Inc.
First Solar manufactures solar modules with an advanced semiconductor technology, and is a premier provider of comprehensive photovoltaic (PV) system solutions. The company is delivering an economically viable alternative to fossil-fuel generation today. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating value-driven renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships and other risks detailed in the company's filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Contacts:

Investors:
David Brady
Vice President, Treasury and Investor Relations
+1 (602) 414-9315
David.brady@firstsolar.com

Luke Fairborn
Director, Investor Relations
+1 (602) 414-9315
Lucas.fairborn@firstsolar.com

Media:
Ted Meyer
+1 (602) 427-3318
Ted.meyer@firstsolar.com

FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$605,619	$765,689
Marketable securities	66,146	167,889
Accounts receivable trade, net	310,568	305,537
Accounts receivable, unbilled	533,399	1,482
Inventories	475,867	195,863
Balance of systems parts	53,784	4,579
Deferred tax assets, net	41,144	388
Prepaid expenses and other current assets	526,734	143,033
Total current assets	2,613,261	1,584,460
Property, plant and equipment, net	1,815,958	1,430,789
Project assets	374,881	320,140
Deferred tax assets, net	340,274	259,236
Marketable securities	116,192	180,271
Restricted cash and investments	200,550	86,003
Goodwill	65,444	433,288
Inventories	60,751	42,728
Other assets	190,303	43,488
Total assets	$5,777,614	$4,380,403
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$176,448	$82,312
Income taxes payable	9,541	16,831
Accrued expenses	406,659	244,271
Current portion of long-term debt	44,505	26,587
Other current liabilities	336,571	99,676
Total current liabilities	973,724	469,677
Accrued solar module collection and recycling liability	167,378	132,951
Long-term debt	619,143	210,804
Other liabilities	373,506	112,026
Total liabilities	2,133,751	925,458
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 86,467,873 and 85,843,511 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	86	86
Additional paid-in capital	2,022,743	1,815,420
Contingent consideration	—	1,118
Accumulated earnings	1,626,071	1,665,564
Accumulated other comprehensive loss	(5,037)	(27,243)
Total stockholders' equity	3,643,863	3,454,945
Total liabilities and stockholders' equity	$5,777,614	$4,380,403

FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Years Ended
	December 31, 2011	December 31, 2010	December 26, 2009
Net sales	$2,766,207	$2,563,515	$2,066,200
Cost of sales	1,794,456	1,378,669	1,021,618
Gross profit	971,751	1,184,846	1,044,582
Operating expenses:
Research and development	140,523	94,797	78,161
Selling, general and administrative	412,541	321,704	272,898
Production start-up	33,620	19,442	13,908
Goodwill impairment	393,365	—	—
Restructuring	60,366	—	—
Total operating expenses	1,040,415	435,943	364,967
Operating (loss) income	(68,664)	748,903	679,615
Foreign currency gain (loss)	995	(3,468)	5,207
Interest income	13,391	14,375	9,735
Interest expense, net	(100)	(6)	(5,258)
Other income (expense), net	665	2,273	(2,985)
(Loss) income before income taxes	(53,713)	762,077	686,314
Income tax (benefit) expense	(14,220)	97,876	46,176
Net (loss) income	$(39,493)	$664,201	$640,138
Net (loss) income per share:
Basic	$(0.46)	$7.82	$7.67
Diluted	$(0.46)	$7.68	$7.53
Weighted-average number of shares used in per share calculations:
Basic	86,067	84,891	83,500
Diluted	86,067	86,491	85,044

The non-GAAP financial measures included in the tables below are non-GAAP net income and non-GAAP net income per share, which adjust for the following items:  Warranty and Cost in Excess of Normal Warranty Expense, Goodwill Impairment and Restructuring.  We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance.  Our management uses these non-GAAP financial measures in assessing the Company's performance to prior periods and investors benefit from an understanding of these non-GAAP financial measures. The use of non-GAAP financial measures has limitations and you should not consider these performance measures in isolation from or as an alternative to measures presented in accordance with GAAP such as net (loss) income and net (loss) income per share.
Warranty and Cost in Excess of Normal Warranty Expense: Included in our GAAP presentation of cost of sales and operating expenses, warranty and cost in excess of normal warranty expense primarily reflect estimated costs related to our remediation of a manufacturing excursion that occurred between June 2008 and June 2009. We exclude this expense from our non-GAAP measures because we do not believe they reflect expected future costs.

Goodwill Impairment: Included in our GAAP presentation of operating expenses, goodwill impairment primarily represents a write-down of most of the goodwill we booked from our acquisitions of OptiSolar in 2009 and NextLight in 2010. We exclude the impairment of goodwill from our non-GAAP measures because it does not reflect future performance, does not affect our cash position, and does not affect our cash flows from operating activities.

Restructuring: Included in our GAAP presentation of operating expenses, restructuring costs represent asset impairment and related costs due to certain research and development activities we are no longer pursuing outside of our core technology, as well as severance for headcount reductions. We exclude restructuring from our non-GAAP measures because the impairment portion of the charges does not reflect our cash position or our cash flows from operating activities, and the restructuring charges overall do not reflect future operating expenses, are not indicative of our core operating performance, and are not meaningful in comparing to our past operating performance.

Three Months Ended December 31, 2011 (In thousands except per share data)
	GAAP (1)		Warranty and Cost in Excess of Normal Warranty Expense		Goodwill Impairment Charge		Restructuring		Non-GAAP
(Loss) income before income taxes	$(481,442)		$163,525	(4)	$393,365		$60,366		$135,814
Income tax (benefit) expense	(68,329)		18,023	(5)	53,211	(5)	22,915	(5)	$25,820
Net (loss) income	$(413,113)		$145,502		$340,154		$37,451		$109,994

Net (loss) income per share	$(4.74)	(2)	$1.67		$3.90		$0.43		$1.26

Weighted -average shares outstanding	87,123	(3)	87,123		87,123		87,123		87,123

(1)	Except for Net (loss) income per share and Weighted-average shares outstanding.

(2)	Reflects Non-GAAP net (loss) income per share. GAAP net (loss) income per share was $(4.78).

(3)	Reflects Non-GAAP weighted-average shares outstanding. GAAP weighted-average shares outstanding were 86,428.

(4)
Balance includes (i) $70.1 million in product warranty expense reflecting the net increase in the expected number of replacement modules required in connection with our remediation efforts for the 2008-2009 manufacturing excursion (ii) $37.8 million for an increase in the expected number of warranty claims primarily due to increases related to future claims expected due to modules installed in certain climates (iii) $31.8 million for compensation payments to customers under certain circumstances for power lost prior to the remediation of the customers system under our remediation program and (iv) $23.9 million in connection with our remediation efforts for module removal, replacement and logistical services related to the manufacturing excursion.

(5)	The amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.

Year Ended December 31, 2011 (In thousands except per share data)
	GAAP (1)		Warranty and Cost in Excess of Normal Warranty Expense		Goodwill Impairment Charge		Restructuring		Non-GAAP
(Loss) income before income taxes	$(53,713)		$210,414	(4)	$393,365		$60,366		$610,432
Income tax (benefit) expense	(14,220)		24,970	(5)	53,211	(5)	22,915	(5)	$86,876
Net (loss) income	$(39,493)		$185,444		$340,154		$37,451		$523,556

Net (loss) income per share	$(0.45)	(2)	$2.13		$3.90		$0.43		$6.01

Weighted -average shares outstanding	87,117	(3)	87,117		87,117		87,117		87,117

(1)	Except for Net (loss) income per share and Weighted-average shares outstanding.

(2)	Reflects Non-GAAP net (loss) income per share. GAAP net (loss) income per share was $(0.46).

(3)	Reflects Non-GAAP weighted-average shares outstanding. GAAP weighted-average shares outstanding were 86,067.

(4)
Balance includes (i) $70.1 million in product warranty expense reflecting the net increase in the expected number of replacement modules required in connection with our remediation efforts for the 2008-2009 manufacturing excursion (ii) $37.8 million for an increase in the expected number of warranty claims primarily due to increases related to future claims expected due to modules installed in certain climates (iii) $40.3 million for compensation payments to customers under certain circumstances for power lost prior to the remediation of the customers system under our remediation program and (iv) $62.2 million in connection with our remediation efforts for module removal, replacement and logistical services related to the manufacturing excursion.

(5)	The amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.

Three Months Ended December 31, 2010 (In thousands, except per share amounts)
	GAAP (1)	Warranty and Cost in Excess of Normal Warranty Expense		Non-GAAP
Income before income taxes	$173,365	$8,456	(1)	$181,821
Income tax expense	17,421	1,252	(2)	$18,673
Net income	$155,944	$7,204		$163,148

Net income per share	$1.8	$0.08		$1.88

GAAP weighted-average shares outstanding	86,840	86,840		86,840

(1)	Expense in connection with our remediation efforts for module removal, replacement and logistical services related to the 2008-2009 manufacturing excursion.

(2)	The amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.

Year Ended December 31, 2010 (In thousands, except per share amounts)
	GAAP (1)	Warranty and Cost in Excess of Normal Warranty Expense		Non-GAAP
Income before income taxes	$762,077	$36,129	(1)	$798,206
Income tax expense	97,876	5,317	(2)	$103,193
Net income	$664,201	$30,812		$695,013

Net income per share	$7.68	$0.36		$8.04

GAAP weighted-average shares outstanding	86,491	86,491		86,491

(1)
Balance includes (i) $30.5 million in connection with our remediation efforts for module removal, replacement and logistical services related to the 2008-2009 manufacturing excursion and (ii) $5.6 million for compensation payments to customers under certain circumstances for power lost prior to the remediation of the customers system under our remediation program.

(2)	The amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.